As filed with the Securities and Exchange Commission on August 4, 1999


                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                                    FORM S-8


                             REGISTRATION STATEMENT


                                      Under


                           the Securities Act of 1933


                            CNA Financial Corporation

             (Exact Name of Registrant as Specified in its Charter)



                Delaware                                  36-6169860
      (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
    of Incorporation or Organization)


                CNA Plaza
            Chicago, Illinois                                60685
(Address of Principal Executive Offices)                  (Zip Code)


             CNA Financial Corporation 2000 Long-Term Incentive Plan

                            (Full Title of the Plan)


                               Jonathan D. Kantor
              Senior Vice President, Secretary and General Counsel


                            CNA Financial Corporation
                                    CNA Plaza
                             Chicago, Illinois 60685
                     (Name and Address of Agent For Service)


                                 (312) 822-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

|--------------------------|-------------|-----------------|------------------|------------------|
|                          |             |Proposed Maximum | Proposed Maximum |                  |
|                          |             | Offering Price  |Aggregate Offering|                  |
|                          |             |  Per Share**    |      Price**     |                  |
|                          |             |                 |                  |                  |
| Title of Securities to be|Amount to be |                 |                  |    Amount of     |
|         Registered       |Registered*  |                 |                  | Registration Fee |
|--------------------------|-------------|-----------------|------------------|------------------|
|--------------------------|-------------|-----------------|------------------|------------------|
|                          |             |                 |                  |                  |
|Common Stock, par value   |             |                 |                  |                  |
|$2.50 per share ........  |             |                 |                  |                  |
|                          |             |                 |                  |                  |
|                          | 2,000,000   |  $35.8125       |  $71,625,000     |  $19,911.75      |
|                          |             |                 |                  |                  |
|--------------------------|-------------|-----------------|------------------|------------------|

* Pursuant to Rule 416, this registration statement shall cover any additional securities to be offered or issued resulting from stock splits, stock dividends or any similar such transaction.


** Pursuant to Rule 457(h)(1), computed on the basis of the basis of the average of the high and low prices per share of the Common Stock on August 3, 1999.

                                     PART II

                             INFORMATION REQUIRED IN

                           THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


        The following documents, which have heretofore been filed by CNA Financial Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 0-27754, are incorporated by reference herein and shall be deemed to be a part hereof:



        (a)   Annual Report on Form 10-K for the Year ended December 31, 1998;


        (b)   Quarterly  Report on Form 10-Q for the Quarter  ended
              March 31, 1999,

        (c)   Current Report on Form 8-K dated June 10, 1999; and


        (d) The description of Common Stock included in the Company's Registration Statement on Form S-3 (File No. 33-35250) filed with the Commission on June 6, 1990.


        All  documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.


        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


        Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        Section 145(a) of the Delaware General Corporation Law ((the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

        With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of the person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."


        Article  X of the  Company's  By-Laws  contains  provisions  similar  to
Section 145 of the DGCL. See also the undertakings set out in response to Item 9 herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


        Not applicable.



ITEM 8.  EXHIBITS.

        See Index to Exhibits which is incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:


        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES





        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies hat it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on August 4, 1999.





                             CNA FINANCIAL CORPORATION



                             By /s/ Jonathan D. Kantor
                                -----------------------
                                Jonathan D. Kantor


                                Senior Vice President, Secretary and
                                General Counsel








             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1999.




                                                         Title
                                                         -----


                  __________*__________            Chief Executive Officer and
                    Laurence A. Tisch              Director


                  __________*__________            Senior Vice President and
                  W. James MacGinnitie             Chief Financial Officer
                                                  (Principal Financial and
                                                   Accounting Officer)

                  __________*__________                Director
                  Antoinette Cook Bush

                  __________*__________                Director
                  Dennis H. Chookaszian


                    __________*__________              Director
                     Philip L. Engel


                    __________*__________              Director
                     Robert P. Gwinn


                 __________*__________                 Director
                 Bernard L. Hengesbaugh


                  __________*__________                Director
                     Walter F. Mondale

                  __________*__________                Director
                     Edward J. Noha


                 __________*__________                 Director
                    Joseph Rosenberg


                 __________*__________                 Director
                     James S. Tisch


                 __________*__________                 Director
                  Preston Robert Tisch

                 __________*__________                 Director
                      Marvin Zonis




*By: /s/   Jonathan D. Kantor
     -------------------------

                     Attorney-in-Fact

EXHIBIT INDEX

Exhibit                                                                   Page
Number     Description of Exhibit                                        Number


4.1        CNA Financial Corporation 2000 Long-Term Incentive Plan.......

5.1        Opinion of Mayer, Brown & Platt ..............................

23.1       Consent of Mayer, Brown & Platt (included in Exhibit 5.1).....

23.2       Consent of Deloitte & Touche LLP..............................

24.1       Powers of Attorney............................................